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                                                                    EXHIBIT 99.1

                                           Peoples Bankcorp, Inc.
                                              Stock Order Form

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                             STOCK INFORMATION CENTER       EXPIRATION DATE
                                 825 STATE STREET        FOR STOCK ORDER FORM:
                               OGDENSBURG, NY 13669
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form will not be accepted.
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
 (1) NUMBER OF SHARES    SUBSCRIPTION PRICE  (2) TOTAL PAYMENT DUE                   OFFICE USE ONLY

     ______________         X  $10.00 =           $ ______________  _______________  _______________  _______________
                                                                     Date Received         Batch #          Order #
 The minimum purchase is 25  shares. The maximum number             --------------------------------------------------
 of shares that any person may purchase generally                   (6) PURCHASER INFORMATION
 cannot exceed 5,000 shares, and the maximum                        A.[_] Eligible Account Holder - Check here if you
 number that any person, together with associates                         were a depositor of at least $50.00 at the
 of and persons acting in concert with such person,                       Association on June 30, 1997.
 may purchase cannot exceed 10,000 shares (subject to               B.[_] Supplemental Eligible Account Holder - Check
 adjustment).                                                             here if you were a depositor of at least
----------------------------------------------------------------          $50.00 at the Association on September 30, 1998.
[_](3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION                        C.[_] Other Member - Check here if you were a depositor
 Check here if you are a director, officer or employee of                 of or mortgage loan borrower from the Association on
 Ogdensburg Federal Savings or a member of such person's                  November   , 1998.
 immediate family.                                                  D.[_] Check here if you are a permanent resident of
----------------------------------------------------------------          St. Lawrence County, New York.
[_] (4) METHOD OF PAYMENT/CHECK
 Enclosed is a check or money order made payable to Peoples           Enter information for all accounts that you had
 Bankcorp, Inc. (the "Company") in the amount of:  $____________      at the Association as of the dates specified
 CASH CAN BE USED ONLY IF PRESENTED IN PERSON AT THE                  above for which you checked the appropriate box.
 ASSOCIATION'S OFFICE.                                              -----------------------------------------------------
----------------------------------------------------------------    Account Title (Names on Accounts)   Account Number(s)
[_] (5) METHOD OF PAYMENT/WITHDRAWAL                                ----------------------------------  -----------------
 The undersigned authorizes withdrawal from the following           ----------------------------------  -----------------
 account(s) at the Association. There is no penalty for early       ----------------------------------  -----------------
 withdrawal used for this payment.                                  ----------------------------------  -----------------
----------------------------------------------------------------    PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY
       Account Number(s)           Withdrawal Amount(s)             RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION
------------------------------  --------------------------------    RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE
                                 $                                  THE BACK OF THIS STOCK ORDER FORM.
------------------------------  --------------------------------    -----------------------------------------------------
------------------------------  --------------------------------
------------------------------  --------------------------------
       Total Withdrawal Amount   $
                                --------------------------------
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 (7) FORM OF STOCK OWNERSHIP
 [_] Individual                    [_] Joint Tenants     [_] UTMA                       [_] Fiduciary (i.e., trust, estate, etc.)
 [_] Individual Retirement Account [_] Tenants in Common [_] Corporation or partnership [_] Other _______
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 (8) NAME(S) IN WHICH YOUR STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY)             Social Security No. or Tax ID No.

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 Name(s) continued

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 Street Address                                                                         County of Residence

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 (9) TELEPHONE INFORMATION       (Daytime)                    City                      State                      Zip Code
  (   )
----------------------------------------------------   ----------------------------     -----------------------    -- -- -- -- --
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[_] (10) NASD OR GROUP AFFILIATION                                                      [_] (11) ASSOCIATE--ACTING IN CONCERT
 Check here if you are a member of the National Association of Securities Dealers,       Check here, and complete the reverse
 Inc. ("NASD"), a person associated with an NASD member, a member of the immediate       side of this Form, if you or any
 family of any such person to whose support such person contributes, defined on the      associate (as reverse side of this Form)
 directly or indirectly, or the holder of an account in which an NASD member or          or persons acting in concert with you have
 person associated with an NASD member has a beneficial interest. To comply with         submitted other orders for shares in the
 conditions under which an exemption from the NASD's Interpretation With Respect         Subscription and/or Community Offerings.
 to Free-Riding and Withholding is available, you agree, if you have checked the
 NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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 (12) ACKNOWLEDGMENT
 To be effective, this fully completed Stock Order Form must be actually received by Ogdensburg Federal Savings no later than 12:00
 Noon, Eastern Time, on , 1998, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed
 Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Ogdensburg Federal Savings or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All subscription rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the
 Plan of Conversion of Ogdensburg Federal Savings described in the accompanying Prospectus. If the Plan or Conversion is not approved by the depositors of Ogdensburg Federal Savings at a Special Meeting to be held on , 1998, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
 The undersigned agrees that after receipt by Ogdensburg Federal Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the Conversion is not completed within 45 days after the completion of the Subscription Offering) without the
 Association's consent, and if authorization to withdraw from deposit accounts at Ogdensburg Federal Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
 Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
 Applicable Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Ogdensburg Federal
 Savings and Peoples Bankcorp, Inc. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
 I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed.
 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.
 SIGNATURE                                      DATE       SIGNATURE                                    DATE

---------------------------------------------------------  ---------------------------------------------------------
                      A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)
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ITEMS (5)A, B AND C--(CONTINUED)

Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
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ITEM (10)--(CONTINUED)

List below all other orders       "Associate" is defined as: (i) any
submitted by you or your          corporation or organization (other than the
Associates (as defined) or by     Association, Peoples Bankcorp, Inc. or a
persons acting in concert with    majority-owned subsidiary of the
you.                              Association) of which such person is a
                                  director, officer or a partner or is,
                                  directly or indirectly, the beneficial owner
                     Number of    of 10% or more of any class of equity
  Name(s) listed on   Shares      securities; (ii) any trust or other estate
  other Stock Order   Ordered     in which such person has a substantial
        Forms                     beneficial interest or as to which such
-------------------------------- person serves as a trustee or in a similar -------------------------------- fiduciary capacity; provided, however, such -------------------------------- term shall not include Peoples Bankcorp, -------------------------------- Inc's or the Association's employee benefit -------------------------------- plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and
                                  (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Peoples Bankcorp, Inc. or the Association. Directors of Peoples Bankcorp, Inc. or the Association are not treated as associates solely because of their Board membership.


      A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE
                              FRONT OF THIS FORM.


                              CERTIFICATION FORM

 I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK"), OF PEOPLES BANKCORP, INC. (THE "COMPANY"), THE PROPOSED HOLDING COMPANY FOR OGDENSBURG FEDERAL SAVINGS & LOAN ASSOCIATION (THE "ASSOCIATION"), ARE NOT A DEPOSIT ACCOUNT, ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY THE COMPANY, THE ASSOCIATION OR THE FEDERAL GOVERNMENT.

 If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision.

 I further certify that, before purchasing the shares of Common Stock of the
 Company, I received a copy of the Prospectus dated November   , 1998 which
 discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 1 of the
 Prospectus:

   1. Lack of Active Market for Common Stock
   2. Below Average Return on Average Equity and Increased Expenses Immediately After Conversion
   3. Impact of Technological Advances; Year 2000 Compliance
   4. Risks Associated with Nonresidential Lending
   5. Potential Impact of Changes in Interest Rates and the Current Interest Rate Environment
   6. Market Area and Resource Limitations
   7. Dependence on President
   8. Anti-Takeover Provisions and Statutory Provisions That Could Discourage Hostile Acquisitions of Control
   9. Possible Liability of Large Stockholders
  10. Intention to Remain Independent
  11. Possible Voting Control by Directors and Officers
  12. Possible Dilutive Effect of MRP and Stock Options
  13. Financial Institution Regulation of the Thrift Industry
  14. No Modification or Cancellation of Subscriptions
  15. Management's Discretion in Allocating Net Proceeds
  16. Possible Adverse Tax Consequences of the Subscription Rights
  17. Restrictions on Repurchase of Shares

 Signature                    Date       Signature                    Date
-----------------------------------      ----------------------------------

-----------------------------------      ----------------------------------

 Name (Please Print)                     Name (Please Print)
-----------------------------------      ----------------------------------

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                            PEOPLES BANKCORP, INC.
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                        STOCK OWNERSHIP GUIDE AND STOCK
                            ORDER FORM INSTRUCTIONS

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STOCK OWNERSHIP GUIDE
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INDIVIDUAL

Include the first name, middle initial and last name of the stockholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS

For joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON

For tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS ACT ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of the individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST", while the Uniform Transfer to Minors Act is abbreviated "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform Transfer to Minors Act will be abbreviated: JOHN P. JONES, CUST SUSAN A. JONES, UTMA, NY.

FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

 * The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.

 * The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

 * A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

 * The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

 * The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership: John D. Smith, Trustee Under Agreement Dated 10-1-92 for Tom A. Smith.

STOCK ORDER FORM INSTRUCTIONS

ITEMS 1 AND 2--

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum number of shares that may be subscribed for is 25. Peoples Bankcorp, Inc. has reserved the right to reject any order received in any Community Offering, in whole or in part.

ITEM 3--

Payment for shares may be made in cash (only if delivered by you in person to the Association's office) or by check or money order made payable to Peoples Bankcorp, Inc.

Your funds will earn interest at the Association's passbook rate until the conversion is completed or terminated. DO NOT MAIL CASH! Please check this box if your method of payment is by check or money order.

ITEM 4--

If you wish to pay for your stock by a withdrawal from a deposit account at the Association, please check this box and insert the account number(s) and the amount of your withdrawal authorization for each account. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. Please contact the Stock Information Center for information regarding purchase from an Individual Retirement Account.

ITEM 5--

a, b and c. If you were a depositor on the Eligibility Record Date June 30, 1997
   ERD, the Supplemental Eligibility Record Date September 30, 1998 SRD and/or the voting record date for Other Members, you must list all names on the account(s) and all account number(s) of accounts you had at those dates in order to ensure proper identification of your purchase rights.

   If you were a borrower from the Association with mortgage loan(s)
   outstanding on VRD     , you must list each loan number in order to ensure
   proper identification of your purchase rights.

d. Please check this box if you are a director, officer or employee of Ogdensburg Federal Savings and Loan Association or a member of such person's immediate family.

ITEMS 6, 7 AND 8--

The stock transfer industry has developed a uniform system of stockholder registration that we will use in the issuance of your IBL Bancorp, Inc. common stock. Please complete Items 6,7 and 8 as fully and accurately as possible, and be certain to supply the social security or tax ID number of the person who is subscribing for shares. Failure to provide the social security or tax ID number may result in the loss of your purchase priority. In addition, please list your daytime phone number. We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide" above.

ITEM 9--

Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEM 10--

Please check this box if you or any associate or person acting in concert with you has submitted another order for shares and complete Item 10 on the back of the Stock Order Form. "Associate" is defined as: (i) any corporation or organization (other than the Association or a majority-owned subsidiary of the Association) of which such person is a director, officer or a partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include Peoples Bankcorp, Inc.'s or the Association's employee benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Peoples Bankcorp, Inc. or the Association. Directors of Peoples Bankcorp, Inc. or the Association are not treated as associates solely because of their Board membership.

ITEMS 11 AND 12--

Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the Acknowledgment. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to Ogdensburg. Your Stock Order Form, properly completed, and payment in full (or withdrawal authorization) must be received by the Association no later than 12:00 noon, Eastern time, on September 15, 1998 or it will become void. If you need further assistance, please call the Stock Information Center at (___) ___-____ between 9:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday.